UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2011

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Idaho Power Cost Adjustment Filing

On April 15, 2011, Idaho Power Company (“Idaho Power”) made its annual power cost adjustment (“PCA”) filing with the Idaho Public Utilities Commission (“IPUC”).  The PCA tracks Idaho Power’s actual net power supply costs (primarily fuel and purchased power less off-system sales) and compares these amounts to net power supply costs currently being recovered in retail rates.  In its application, Idaho Power requested a $40.5 million reduction to current PCA rates, effective for the period from June 1, 2011 to May 31, 2012.  The requested reduction to current PCA rates was net of Idaho Power’s additional request in the application to recover in PCA rates $10.0 million of Idaho Power’s energy efficiency rider deferral balance that the IPUC had previously deemed prudently incurred and had authorized for recovery in Idaho Power’s PCA rates.

If Idaho Power’s applications are approved as filed, the rate increases Idaho Power had requested from the IPUC in its March 15, 2011 fixed cost adjustment mechanism and pension contribution recovery applications will be more than offset by the PCA rate decrease requested in its April 15, 2011 application.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2011

IDACORP, Inc.

By: /s/ Darrel T. Anderson

Darrel T. Anderson

Executive Vice President –

Administrative Services

and Chief Financial Officer

IDAHO POWER COMPANY

By: /s/ Darrel T. Anderson

Darrel T. Anderson

Executive Vice President –

Administrative Services

and Chief Financial Officer